                                                                     EXHIBIT 10A

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                           PURCHASE AND SALE AGREEMENT
                           ---------------------------


                                     between


                                 EML ASSOCIATES,
                                 ---------------
                         a New York general partnership


                                    as Seller

                                       and

                          SPP REAL ESTATE (USA), INC.,
                          ----------------------------
                             a Delaware corporation


                                  as Purchaser


                  1200 Whipple Road, Union City, California and
                  1345 Doolittle Drive, San Leandro, California


                               September 28, 1998






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

                                TABLE OF CONTENTS



                                                                            Page



ARTICLE I             PURCHASE AND SALE........................................1

         1.1      Agreement of Purchase and Sale...............................1

         1.2      Property Defined.............................................2

         1.3      Permitted Exceptions.........................................2

         1.4      Purchase Price...............................................2

         1.5      Payment of Purchase Price....................................2

ARTICLE II            TITLE AND SURVEY.........................................2

         2.1      Title Examination; Commitment for Title Insurance............2

         2.2      Survey.......................................................2

         2.3      Title Objections; Cure of Title Objections...................3

         2.4      Conveyance of Title..........................................3

         2.5      Pre-Closing "Gap" Title Defects..............................4

ARTICLE III           INSPECTION PERIOD........................................4

         3.1      Right of Inspection..........................................4

         3.2      Right of Termination.........................................5

ARTICLE IV            CLOSING..................................................5

         4.1      Time and Place...............................................5

         4.2      Seller's Obligations at Closing..............................5

         4.3      Purchaser's Obligations at Closing...........................6

         4.4      Credits and Prorations.......................................7

         4.5      Conditions Precedent to Obligation of Purchaser..............9

         4.6      Conditions Precedent to Obligation of Seller................10

ARTICLE V             SELLER AND PURCHASER COVENANTS..........................10

         5.1      Covenants of Seller.........................................10

         5.2      Covenants of Purchaser......................................11

ARTICLE VI            DEFAULT.................................................11

         6.1      Default by Purchaser........................................11

         6.2      Default by Seller...........................................12

                               TABLE OF CONTENTS
                                  (CONTINUED)


ARTICLE VII           RISK OF LOSS............................................12

         7.1      Minor Damage................................................12

         7.2      Major Damage................................................12

         7.3      Definition of "Major" Loss or Damage........................12

ARTICLE VIII          COMMISSIONS.............................................13

         8.1      Brokerage Commissions.......................................13

ARTICLE IX            DISCLAIMERS AND WAIVERS.................................13

         9.1      No Reliance on Documents....................................13

         9.2      DISCLAIMERS.................................................13

         9.3      Effect and Survival of Disclaimers..........................15

ARTICLE X             MISCELLANEOUS...........................................15

         10.1     Confidentiality.............................................15

         10.2     Public Disclosure...........................................16

         10.3     Discharge of Obligations....................................16

         10.4     Assignment..................................................16

         10.5     Notices.....................................................16

         10.6     Binding Effect..............................................17

         10.7     Modifications...............................................18

         10.8     Tenant Notification Letters.................................18

         10.9     Calculation of Time Periods.................................18

         10.10    Successors and Assigns......................................18

         10.11    Entire Agreement............................................18

         10.12    Further Assurances..........................................18

         10.13    Counterparts................................................18

         10.14    Severability................................................18

         10.15    Applicable Law..............................................19

         10.16    No Third Party Beneficiaries................................19

         10.17    Exhibits and Schedules......................................19

                               TABLE OF CONTENTS
                                  (CONTINUED)


         10.18    Captions....................................................19

         10.19    Construction................................................19

         10.20    Termination of Agreement....................................19

         10.21    Survival....................................................19

         10.22    Enforcement.................................................20

         10.23    Marketing...................................................20

         10.24    SEC Compliance..............................................20

ARTICLE XI            REPRESENTATIONS AND WARRANTIES..........................20

         11.1     Representations and Warranties of Seller....................20

         11.2     Representations and Warranties of Purchaser.................22

ARTICLE XII           INDEMNIFICATION.........................................23

         12.1     Indemnification.............................................23

EXHIBIT A  LEGAL DESCRIPTION OF THE LAND.....................................A-1

EXHIBIT B  LEASE SCHEDULE....................................................B-1

EXHIBIT C  OPERATING AGREEMENTS SCHEDULE.....................................C-1

EXHIBIT D  TENANT ESTOPPEL FORM..............................................D-1

EXHIBIT E  SELLER ENVIRONMENTAL ASSESSMENT REPORTS...........................E-1

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of September 28, 1998, by and between EML ASSOCIATES, a New York general partnership ("Seller"), having its office at c/o Lend Lease Real Estate Investments, Inc., One Front Street, Suite 1100, San Francisco, California 94104, and SPP REAL ESTATE (USA), INC., a Delaware corporation dba SPP INVESTMENT MANAGEMENT, or its affiliated assignee and/or nominee as defined hereinbelow ("Purchaser"), having an office at c/o AMB Property Corporation, Inc., 505 Montgomery Street, San Francisco, California 94111.

                              W I T N E S S E T H:

                                   ARTICLE I

                                PURCHASE AND SALE

       1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

              (a) that certain tracts or parcels of land located at 1200 Whipple Road, Union City, California and 1345 Doolittle Drive, San Leandro, California, more particularly described on EXHIBIT A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "Land");

              (b) the buildings, structures, fixtures and other improvements on the Land, including, specifically, without limitation, two industrial buildings located at 1200 Whipple Road, Union City, California, and 1345 Doolittle Drive, San Leandro, California (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");

              (c) all of Seller's right, title and interest in and to all leases listed and described on EXHIBIT B (the "Lease Schedule") attached hereto and made a part hereof, pursuant to which any portion of the Land or the Improvements is used or occupied by anyone other than Seller (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "Leases"); and

              (d) all of Seller's right, title and interest in and to any intangible property used in connection with the Land or the Improvements, including, without limitation, (i) the assignable contracts and agreements (collectively, the "Operating Agreements") listed and described on EXHIBIT C (the "Operating Agreements Schedule") attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land or the Improvements which will extend beyond the date of Closing (as such term is defined in Section 4.1 hereof) and (ii) all assignable existing warranties and guaranties (expressed or implied) issued to Seller in connection with the Improvements (the property described in clause (d) of this Section 1.1 being sometimes herein referred to collectively as the "Intangibles").



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

       1.2 Property Defined. The Land, the Improvements, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "Property."

       1.3 Permitted Exceptions. The Property shall be conveyed by grant deed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the "Permitted Exceptions").

       1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of Twenty-Six Million Nine Hundred Twenty-Five Thousand Dollars ($26,925,000) (the "Purchase Price").

       1.5 Payment of Purchase Price. The Purchase Price shall be paid as follows:

              (a) Within three (3) business days after the Effective Date (as defined in Section 3.1 below), Purchaser shall deposit in escrow with First American Title Company at 345 California Street, San Francisco, California, attention: Virginia Bressman ("Title Company"), a deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Initial Deposit"). Unless Purchaser has terminated this Agreement (or is deemed to have elected to terminate this Agreement) pursuant to Section 3.1 below, Purchaser shall deposit an additional Two Hundred Fifty Thousand Dollars ($250,000) (the "Final Deposit") in escrow within two (2) business days after the expiration of the Inspection Period described in 3.1 below. (The Initial Deposit and the Final Deposit, if any, are collectively referred to herein as the "Deposit"). The Deposit shall be held in an interest-bearing account and interest accruing thereon shall be held for the account of Buyer subject to the terms hereof. In the event the sale of the Property as contemplated hereunder is consummated, the Deposit plus interest accrued thereon shall be credited against the Purchase Price.

              (b) The balance of Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing through escrow (as hereinafter defined) in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

                                   ARTICLE II

                                TITLE AND SURVEY

       2.1 Title Examination; Commitment for Title Insurance. Purchaser shall have until the expiration of the Inspection Period (defined in Section 3.1 hereof) to examine title to the Property. Purchaser will obtain from the Title Company, at Purchaser's cost, a preliminary report (the "Title Commitment") covering the Property, showing all matters affecting title to the Property. Purchaser shall instruct the Title Company to deliver to Purchaser, Seller and the surveyor described in Section 2.2 below copies of the Title Commitment and copies of all instruments referenced therein.

       2.2 Survey. During the Inspection Period, Purchaser may, at Purchaser's expense, employ a reputable surveyor or surveying firm, licensed by the state in which the Property is located, to survey the Property and prepare and deliver to Purchaser, the Title Company and Seller an ALTA survey thereof (the "Survey") reflecting the total area of the Property, the location of all improvements, recorded easements and encroachments, if any, located thereon and all building and set back lines and other matters of record with respect thereto.

       2.3 Title Objections; Cure of Title Objections. Purchaser shall have until the expiration of the Inspection Period to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey. Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not object during the Inspection Period shall be deemed a Permitted Exception. In the event Purchaser shall notify Seller of objections to title or to matters shown on the Survey prior to the expiration of the Inspection Period, Seller shall have the right, but not the obligation, to cure such objections. Within five (5) days after receipt of Purchaser's notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections. If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Seller shall have until the date of Closing to attempt to remove, satisfy or cure the same and for this purpose Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed thirty
(30) days after the date for Closing set forth in Section 4.1 hereof. If Seller elects not to cure any objections specified in Purchaser's notice, or if Seller is unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or
(ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate, the Deposit shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection, or if, having commenced attempts to cure any objection, Seller later notifies Purchaser that Seller will be unable to effect a cure thereof, Purchaser shall, within five (5) days after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) or to terminate this Agreement under clause (ii).

       2.4 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser by grant deed such title to the Property as will enable the Title Company to issue to Purchaser, at Purchaser's expense, an ALTA Owner's Policy of title insurance (Form B, rev. 10/17/70) (the "Title Policy") covering the Property, in the full amount of the Purchase Price with such endorsements thereto as are reasonably requested by Purchaser. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

              (a) the rights of named tenants, as tenants only, under the Leases and any new Leases entered into between the Effective Date (as hereinafter defined) and Closing and, where required, approved by Purchaser in accordance with the terms of this Agreement;

              (b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing;

              (c) local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

              (d) items appearing of record or shown on the Survey and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.

       2.5 Pre-Closing "Gap" Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company or the Surveyor between (a) the date which is the earlier of (i) the effective date of Purchaser's Title Commitment referred to above or (ii) the expiration of the Inspection Period and (b) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the expiration of the Inspection Period. If Seller elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed thirty (30) days after the date for Closing set forth in Section 4.1 hereof.

                                  ARTICLE III

                                INSPECTION PERIOD

       3.1 Right of Inspection. During the period beginning on the date this Agreement is fully executed by Seller and Purchaser (the "Effective Date") and ending on October 26, 1998 (hereinafter referred to as the "Inspection Period"), Purchaser shall have the right to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, maintenance and/or management of the Property, including, without limitation, the Leases, lease files, Operating Agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, operating budget, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, engineering reports, environmental audits and similar materials, but excluding materials not directly related to the leasing, maintenance and/or management of the Property such as Seller's internal memoranda, financial projections, appraisals, accounting and tax records and similar proprietary or confidential information. Purchaser shall make all inspection requests in writing to Seller. Each request shall include a list of information to be made available during such inspection. Purchaser understands and agrees that any on-site inspections of the Property shall be conducted upon at least twenty-four (24) hours' prior notice to Seller and in the presence of Seller or its representative. To the extent reasonably possible, Seller agrees to cooperate with all of Purchaser's requests for Property information within two (2) business days from the receipt thereof, provided that Seller shall not be required to furnish any information excluded specifically by the terms of this Agreement. Purchaser agrees to repair and restore any damage to the Property caused by any testing conducted on the Property by Purchaser. Purchaser shall return the Property to substantially the same condition as existed prior to its entry. Purchaser agrees to indemnify and defend Seller against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys' fees actually incurred), damages or injuries to the extent arising out of or resulting from the inspection of the Property by Purchaser or its agents, excluding any liability arising out of pre-existing conditions on the Property, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to interfere unreasonably with use of the Property by Seller or its tenants.

       3.2 Right of Termination. Seller agrees that in the event Purchaser determines (such determination to be made in Purchaser's sole discretion) to proceed with this transaction and purchase the Property, Purchaser shall make such election by delivering to Seller written notice thereof prior to the expiration of the Inspection Period, in which event Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2. If Purchaser gives a notice of termination within the Inspection Period or fails to deliver any notice within the Inspection Period, this Agreement shall terminate, the Deposit shall be returned to Purchaser, and thereafter neither party shall have any further rights, obligations or liabilities hereunder except to the extent any right, obligation or liability set forth herein expressly survives termination of this Agreement. Time is of the essence with respect to the provisions of this Section 3.2.

                                   ARTICLE IV

                                     CLOSING

       4.1 Time and Place. The consummation of the transaction contemplated hereby ("Closing") shall occur on November 10, 1998 (the "Closing Date"), through Escrow No. SP282473 with the Title Company at 345 California Street, San Francisco, California 94111. At Closing, Seller and Purchaser shall perform the obligations set forth in Section 4.2 and Section 4.3, respectively, the performance of which obligations shall be concurrent conditions.

       4.2    Seller's Obligations at Closing. At Closing, Seller shall:

              (a) deliver to Purchaser a duly executed grant deed (the "Deed") in recordable form, conveying the Land and the Improvements, subject only to the Permitted Exceptions;

              (b) assign to Purchaser, and Purchaser shall assume, the landlord/lessor interest in and to the Leases by duly executed assignment and assumption agreement pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining to the Leases arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Leases arising from and after the Closing, including, without limitation, claims made by tenants with respect to tenants' security deposits to the extent paid, credited or assigned to Purchaser;

              (c) to the extent assignable, assign to Purchaser, and Purchaser shall assume, Seller's interest in the Operating Agreements and the other Intangibles by duly executed assignment and assumption agreement pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining to the Operating Agreements or the other Intangibles arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Operating Agreements or the other Intangibles arising from and after the Closing;

              (d) deliver to Purchaser such Tenant Estoppels (as hereinafter defined) as are in Seller's possession;

              (e) join with Purchaser to execute a notice in form and content reasonably satisfactory to Purchaser and Seller which Purchaser shall send to each tenant under each of the Leases informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller's interest in, and obligations under, the Leases (including, if applicable, any security deposits) and directing that all rent and other sums payable after the Closing under each such Lease shall be paid as set forth in the notice;

              (f) deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

              (g) deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986;

              (h) deliver to Purchaser the Leases, the Operating Agreements and licenses and permits, if any, in the possession of Seller or Seller's agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property. Purchaser shall cooperate with Seller for a period of seven (7) years after Closing in case of Seller's need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments files and records, which right shall survive the Closing;

              (i) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

              (j) deliver to Purchaser a California Form 590-RE Real Estate Withholding Exemption Certificate duly executed by Seller; and

              (k) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

       4.3    Purchaser's Obligations at Closing. At Closing, Purchaser shall:

              (a) pay to Seller the full amount of the Purchase Price as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 above;



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

              (b) join Seller in execution of the instruments described in Sections 4.2(b), 4.2(c) and 4.2(e) above;

              (c) deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

              (d) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

       4.4    Credits and Prorations.

              (a) The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

                     (i) rents and other income, if any, as and when collected (the term "rents" as used in this Agreement includes all payments due and payable by tenants under the Leases);

                     (ii)   taxes and assessments levied against the Property;

                     (iii)  payments under the Operating Agreements;

                     (iv) gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

                     (v) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

              (b) Notwithstanding anything contained in the foregoing provisions:

                     (i) At Closing, (A) Seller shall, at Seller's option, either deliver to Purchaser any security deposits pursuant to the Leases or credit to the account of Purchaser the amount of such security deposits (to the extent such security deposits are not applied against delinquent rents or otherwise as provided in the Leases), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller's option, Seller shall be entitled to receive and retain such refundable cash and deposits.

                     (ii) Any taxes and installments of special assessments which became payable prior to the Closing shall be paid by Seller prior to or as a part of the Closing. Taxes and assessments payable in tax year 1998-1999 shall be prorated by Seller and Purchaser as of the day of Closing based upon the tax year.

                     (iii) Charges referred to in Section 4.4(a) or in Section 4.4(b)(ii) above, if any, which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall pay to Seller such amounts as they are collected subsequent to Closing.

                     (iv) Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.

                     (v) As to gas, electricity and other utility charges referred to Section 4.4(a)(iv) above, Seller may on notice to Purchaser elect to pay one or more or all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing.

                     (vi) Unpaid and delinquent rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (A) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (B) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that all rent received by Seller or Purchaser after the date of Closing shall be applied first to current rentals, and then to delinquent rentals, if any, in the order of their maturity. Purchaser will make a good faith effort after Closing to collect all rents in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. Where the Leases contain tenant obligations for taxes, common area expenses, operating expenses or additional charges of any other nature, and where Seller shall have collected any portion thereof in excess of amounts owed by Seller for such items for the period prior to the Closing Date, then, to the extent such amounts can be ascertained as of the Closing Date, there shall be an adjustment and credit given to Purchaser on the Closing Date for such excess amounts collected. Purchaser shall apply all such excess amounts to the charges owed by Purchaser for such items for the period after the Closing Date and, if required by the Leases, shall rebate or credit the tenants with any remainder. If expenses actually paid by Seller for such items during such period exceed the amounts actually collected by Seller which are attributable to such items, Purchaser shall pay to Seller an amount equal to such deficiency as and when such amounts are collected by Purchaser from the applicable tenants. If it is determined that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by more than the amount previously credited to Purchaser at Closing, then Seller shall promptly pay to Purchaser the deficiency. If it is determined that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by less than the amount previously credited to Purchaser at Closing, then Purchaser shall promptly pay to Seller the difference.

                     (vii) Seller and Purchaser shall jointly prepare a Closing statement of prorations on the basis of the Leases and other sources of income and expenses, and shall deliver such computation to the Title Company prior to Closing.

                     (viii) If any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then they shall be calculated as soon after the Closing Date as feasible. Either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent (2%) over the average "prime rate" (as announced from time to time in The Wall Street Journal) per annum from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor.

                     (ix) The provisions of this Section 4.4 shall survive Closing.

                     (x) Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the County transfer taxes; (c) 75% of the City of San Leandro transfer taxes (based on a purchase price of $15,000,000); and (d) 75% of the City of Union City transfer taxes (based on a purchase price of $11,925,000). Purchaser shall pay (t) the fees of any counsel representing Purchaser in connection with this transaction; (u) the escrow fee charged by the Title Company for the Closing; (v) the chain-of-title search; (w) the fees for recording the Deed conveying the Property to Purchaser; (x) the ALTA premium for the Title Policy; (y) 25% of the City of San Leandro transfer taxes (based on a purchase price of $15,000,000); and (z) 25% of the City of Union City transfer taxes (based on a purchase price of $11,925,000). All other costs and expenses incident to this transaction and the closing thereof shall be allocated in accordance with local custom.

       4.5 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in writing in its sole discretion:

              (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including, but not limited to, those provided for in Section 4.2.

              (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not adverse to Purchaser).

              (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

              (d) Seller shall have obtained and delivered to Purchaser a tenant estoppel certificate in substantially the form of EXHIBIT D attached hereto and made a part hereof ("Tenant Estoppels") from each of the tenants (the "Tenants") in the buildings comprising the Improvements (and provided that in the event that any Tenant Estoppel delivered to and accepted by Purchaser with respect to any Lease shall contain any statement of fact, information or other matter which is inconsistent with the matters stated in Seller's representations in this Agreement, the Tenant Estoppel shall control and Seller shall have no liability for any claim based upon a breach of representation regarding such statement of fact, information or other matter contained in the Tenant Estoppel). The Tenant Estoppels shall be substantially in the form of EXHIBIT D (as modified to address specific concerns arising as a result of Purchaser's review of the Leases) and shall be dated no earlier than thirty (30) days prior to the Closing Date.

              (e) The physical condition of the Property shall be substantially the same on the day of Closing as of the last day of the Inspection Period, reasonable wear and tear and loss by casualty excepted (subject to the provisions of Article VII below), and, as of the day of Closing, there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which after Closing would, in Purchaser's reasonable discretion, materially adversely affect the value of the Property or the ability of Purchaser to operate the Property in the manner in which it is currently being operated, and no proceedings shall be pending or threatened which could or would cause the redesignation or other modification of the zoning classification of, or of any building or environmental code requirements applicable to, any of the Property.

       4.6 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

              (a) Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

              (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including, but not limited to, those provided for in Section 4.3.

              (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

              (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

                                   ARTICLE V

                         SELLER AND PURCHASER COVENANTS

       5.1 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

              (a) From the Effective Date until the Closing or the earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

              (b) Seller shall use reasonable efforts (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser prior to Closing, a written Tenant Estoppel substantially in the form of EXHIBIT D attached hereto and made a part hereof signed by each Tenant under the Leases occupying space in the Improvements.

              (c) Seller shall not execute any renewal or expansion of an existing Lease or any new Lease between the Effective Date and the date of Closing without the prior written approval of Purchaser, which approval shall not be unreasonably withheld.

              (d) With respect to any Leases in existence as of the Effective Date, Seller shall pay prior to Closing all landlord obligations, including, without limitation, tenant improvement costs and leasing commissions. The provisions of this Section 5.1(d) shall survive the Closing.

       5.2 Covenants of Purchaser. Purchaser hereby covenants with Seller that Purchaser shall, in connection with its investigation of the Property during the Inspection Period, inspect the Property for the presence of hazardous substances, and shall furnish to Seller copies of any reports received by Purchaser in connection with any such inspection. Purchaser shall also furnish to Seller copies of any other reports received by Purchaser relating to any other inspections of the Property conducted on Purchaser's behalf, if any (including specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act ("ADA"), 42 U.S.C. ss.12101, et seq., if applicable). Any reports furnished by Purchaser to Seller shall be furnished without warranty of any kind whatsoever and shall exclude any attorney-client privileged materials.

                                   ARTICLE VI

                                     DEFAULT

       6.1 Default by Purchaser. In the event the sale of the Property is not consummated because of the failure of any Condition Precedent or any other reason except a default under this Agreement on the part of Purchaser, the Deposit plus interest accrued thereon shall immediately be returned to Purchaser and neither party shall have any liability for obligations thereafter accruing hereunder. If said sale is not consummated because of a default under this Agreement on the part of Purchaser, the Deposit together with the interest accrued thereon shall be paid to and retained by Seller as liquidated damages. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF PURCHASER.

                        INITIALS:        Seller ________   Purchaser _______

       6.2 Default by Seller. In the event that Seller fails to consummate this Agreement for any reason other than Purchaser's default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to terminate this Agreement and receive the Deposit and all interest thereon from the Title Company, or (b) to enforce specific performance of Seller's obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to file suit for specific performance against Seller, in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred.

                                  ARTICLE VII

                                  RISK OF LOSS

       7.1 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect, provided Seller performs any necessary repairs or, at Seller's option, assigns to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount or uninsured loss under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

       7.2 Major Damage. In the event of a "major" loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either
(a) perform any necessary repairs, or (b) assign to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount or uninsured loss under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

       7.3 Definition of "Major" Loss or Damage. For purposes of Sections 7.1 and 7.2, "major" loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than One Hundred Thousand Dollars ($100,000), and (ii) any loss due to a condemnation. If Purchaser does not give notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

                                  ARTICLE VIII

                                   COMMISSIONS

       8.1 Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Colliers Parrish International, Inc. (the "Broker") at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing.

                                   ARTICLE IX

                             DISCLAIMERS AND WAIVERS

       9.1 No Reliance on Documents. Except as expressly stated in this Agreement, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that
(a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

       9.2 DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A

PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S LIMITED WARRANTY OF TITLE PURSUANT TO THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS". EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, EXCEPT TO THE EXTENT OF ANY BREACH BY SELLER OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 11.1 BELOW, OR OF ANY OBLIGATIONS OF SELLER UNDER THIS AGREEMENT OR ANY DOCUMENTS EXECUTED BY SELLER PURSUANT HERETO, AND EXCEPT WITH RESPECT TO ANY CLAIMS FOR DAMAGES, REMEDIATION, CONTRIBUTION OR INDEMNITY BY THIRD PARTIES, INCLUDING, WITHOUT LIMITATION, GOVERNMENTAL AUTHORITIES, RELATING TO THE PROPERTY AND SELLER'S PERIOD OF OWNERSHIP THEREOF, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL

CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. EXCEPT TO THE EXTENT OF ANY BREACH BY SELLER OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 11.1 BELOW, OR OF ANY OBLIGATIONS OF SELLER UNDER THIS AGREEMENT OR ANY DOCUMENTS EXECUTED BY SELLER PURSUANT HERETO, AND EXCEPT WITH RESPECT TO ANY CLAIMS FOR DAMAGES, REMEDIATION, CONTRIBUTION OR INDEMNITY BY THIRD PARTIES, INCLUDING, WITHOUT LIMITATION, GOVERNMENTAL AUTHORITIES, RELATING TO THE PROPERTY AND SELLER'S PERIOD OF OWNERSHIP THEREOF, PURCHASER AGREES THAT SHOULD ANY CLEAN-UP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

       9.3 Effect and Survival of Disclaimers. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.

                                   ARTICLE X

                                  MISCELLANEOUS

       10.1 Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to (i) the employees, consultants, accountants and attorneys of Purchaser, provided that such persons agree to treat such data and information confidentially, or (ii) as required by law or any court having jurisdiction. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement, Purchaser shall fulfill its obligation to return to Seller the materials described in the preceding sentence which were delivered to Purchaser by Seller. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.

       10.2 Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel.

       10.3 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

       10.4 Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's reasonable discretion. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser without the consent of Seller, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement, then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to pursue any remedy available at law or in equity as a result of such assignment or transfer. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser without Seller's written approval, which approval may be given or withheld in Seller's reasonable discretion, shall constitute a default by Purchaser under this Agreement. Notwithstanding anything to the contrary contained in this Section 10.4, Purchaser shall have the right to assign its rights and obligations hereunder to an affiliated assignee or nominee without the consent of Seller. For purposes of the foregoing, "an affiliated assignee or nominee" shall mean any person or entity that either: (i) directly owns at least eighty percent (80%) of the legal and equitable ownership interests in Purchaser or (ii) has at least eighty percent (80%) of its legal and equitable ownership interests directly owned by Purchaser.

       10.5 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

         If to Seller:

                  EML Associates
                  c/o Lend Lease Real Estate Investments, Inc.
                  One Front Street, Suite 1100
                  San Francisco, CA  94104
                  Attention:  Mr. Keith A. Fink
                  Facsimile:  (415) 733-9219

         with a copy to:

                  Pillsbury, Madison & Sutro LLP
                  235 Montgomery Street, 14th Floor
                  San Francisco, CA  94104
                  Attention:  Frederick D. Minnes, Esq.
                  Facsimile:  (415) 983-1200

         If to Purchaser:

                  AMB Property Corporation
                  505 Montgomery Street
                  San Francisco, CA 94111
                  Attention:  Mr. Tyler W. Higgins
                  Facsimile:  (415) 394-9001

         with a copy to:

                  Orrick, Herrington & Sutcliffe LLP
                  400 Sansome Street
                  San Francisco, California  94111-3413
                  Attention:  William G. Murray, Jr., Esq.
                  Facsimile:  (415) 773-4285

       10.6 Binding Effect. This Agreement shall not be binding in any way upon Purchaser unless and until Seller and Purchaser shall each execute and deliver the same to the other. This Agreement shall not be binding in any way upon Seller unless and until (a) Seller shall execute and deliver the same to Purchaser, (b) each stage of Seller's investment approval process has approved this transaction, and (c) Seller's Investment Committee has thereafter given its written approval thereof. If Seller has not given Purchaser written notice (the "Approval Notice") of such approvals on or before October 20, 1998 (the "Approval Deadline"), or if prior to the Approval Deadline Seller notifies Purchaser in writing that this Agreement has been disapproved by the persons or entities referred to in clauses (b) or (c) of the preceding sentence, then this Agreement shall be deemed terminated and Purchaser shall be entitled to the return of the Deposit. It is understood and agreed that each stage of Seller's investment approval process, Seller or its investment advisor, Lend Lease Real Estate Investments, Inc., shall each have the right, in its unfettered discretion, to disapprove the transaction contemplated by this Agreement for any reason whatsoever, without obligation thereafter to proceed to the next stage of Seller's investment approval process. Seller's approval of this Agreement shall be evidenced only by both Seller's execution of this Agreement and Seller's sending of the Approval Notice to Purchaser on or before the Approval Deadline, and, accordingly, Purchaser acknowledges and agrees that Purchaser cannot and will not rely upon any other statement or action of Seller or its representatives as evidence of Seller's approval of this Agreement or the subject matter hereof.

       10.7 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

       10.8 Tenant Notification Letters. Purchaser and Seller shall deliver to each and every tenant of the Property under a Lease thereof a signed statement acknowledging Purchaser's receipt and responsibility for each tenant's security deposit (to the extent delivered by Seller to Purchaser at Closing), if any, all in compliance with and pursuant to the applicable provisions of applicable law. The provisions of this paragraph shall survive Closing.

       10.9 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, a Sunday or a legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is not a Saturday, a Sunday or a legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time.

       10.10 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

       10.11 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

       10.12 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10.12 shall survive Closing.

       10.13 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

       10.14 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

       10.15 Applicable Law. This Agreement is performable in the state in which the Property is located and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of such state. Seller and Purchaser hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the state in which the Property is located in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the state in which the Property is located. Purchaser and Seller agree that the provisions of this Section 10.15 shall survive the Closing of the transaction contemplated by this Agreement.

       10.16 No Third Party Beneficiaries. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

       10.17 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

              (a)    Exhibit A - Legal Description of the Land

              (b)    Exhibit B - Lease Schedule

              (c)    Exhibit C - Operating Agreements Schedule

              (d)    Exhibit D - Tenant Estoppel Form

              (e)    Exhibit E - Seller Environmental Assessment Reports

       10.18 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

       10.19 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

       10.20 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are officially stated herein to survive the termination of this Agreement.

       10.21 Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 3.1; 4.2(h); 4.4; 5.1(d); 8.1; 9.3; 10.8; 10.12; 10.15;
10.22; 11.1 and 11.2 (except that all provisions thereof other than subparagraph 11.1(m) shall only survive for a period not to exceed twelve (12) months following the Closing, and subparagraph 11.1(m) shall not be subject to such 12-month limitation); and 12.1.

       10.22 Enforcement. If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

       10.23 Marketing. Seller agrees not to market or show the Property to any other prospective purchasers during the term of this Agreement.

       10.24 SEC Compliance. If within two (2) years following the Closing, it becomes reasonably necessary to do so in order to comply with applicable securities laws or the rules or regulations of the Securities and Exchange Commission, Purchaser shall have the right, to the extent necessary, to inspect the books and records of Seller relating to the operation of the Property for the period of three (3) years preceding the Closing at no cost or expense to Seller. Purchaser shall give reasonable prior written notice to Seller when Purchaser wishes to exercise its right to inspect such books and records. Such inspection shall take place at the offices of Seller's investment advisor, property manager or other location as Seller shall reasonably designate during normal business hours and on a date and at a time reasonably convenient to Seller and Purchaser.

                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES

       11.1 Representations and Warranties of Seller. Seller hereby represents and warrants to and covenants with Purchaser as follows:

              (a) To Seller's knowledge, Seller has received no written notices that either the Property or the use thereof violates any laws, rules and regulations of any federal, state, city or county government or any agency, body, or subdivision thereof having any jurisdiction over the Property that have not been resolved to the satisfaction to the issuer of the notice.

              (b) To Seller's knowledge, Seller has made available to Purchaser all documents, books, records and any other materials relating to or concerning the Property which Seller has in its possession or are in the possession of Seller's property manager or leasing agent. To Seller's knowledge, there are no material agreements concerning the Property which are not in the possession of Seller, its property manager or its leasing agent. The copies of the Operating Agreements delivered to Purchaser by Seller are true, correct and complete copies of such documents and, to Seller's knowledge, the Operating Agreements are without default by (or notice of default to) any party. To Seller's knowledge, Seller has delivered or caused to be delivered no written notices of default to any tenant of the Property which are outstanding and remain uncured as of the date of execution hereof (and as of the Closing Date), and Seller has received no written notices from any tenant of any default by Seller under any Lease affecting the Property which Seller has not heretofore cured or will not have cured prior to Closing.

              (c) To Seller's knowledge, there are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or, to Seller's knowledge, planned to be instituted, which would detrimentally affect the use, operation or value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property. Seller shall notify Purchaser promptly of any such proceedings of which Seller becomes aware.

              (d) To Seller's knowledge, there is no litigation pending or threatened that might detrimentally affect the value or the use or operation of the Property for its intended purpose or the ability of Seller to perform its obligations under this Agreement. Seller shall notify Purchaser promptly of any such litigation of which Seller becomes aware.

              (e) Seller is a general partnership duly organized, validly existing and in good standing under the laws of the State of New York; this Agreement and, subject to the provisions of Section 10.6 above, all documents executed by Seller which are to be delivered to Purchaser at the Closing are and at the time of Closing will be duly authorized, executed and delivered by Seller, are and at the time of Closing will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Seller or the Property is subject.

              (f) At the time of Closing there will be no outstanding contracts made by Seller for any improvements to the Property, which have not been fully paid for and Seller shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Property prior to the time of Closing. To Seller's knowledge, Seller has completed and paid for all tenant improvements, including punch-list items, with respect to any tenant improvements to be constructed by Seller as landlord under the Leases on the Property.

              (g)    Seller is not a "foreign person" within the meaning of
Section 1445 of the Internal Revenue Code of 1986.

              (h) Except as set forth in any environmental assessment reports in Seller's possession and disclosed to Purchaser or as otherwise disclosed to Purchaser (all of which are listed on EXHIBIT E attached hereto and made a part hereof), to Seller's knowledge Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of environmental statutes, ordinances or regulations affecting the Property. For the purposes hereof, "Hazardous Material" shall mean any substance, chemicals, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 6901 et seq. and the Resource Conservation and Recovery Act, 52 U.S.C. ss.ss. 6901 et seq., or any regulation, order, rule or requirement adopted thereunder, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel or mixture thereof, radon, asbestos, and "source," "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. ss.ss. 3011 et seq.

              (i) Except for any options, if any, granted to Tenants to extend the term or lease additional space in the Property as set forth in their respective Leases, Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Property.

              (j) Neither Seller nor, to Seller's knowledge, any Tenant has either filed or been the subject of any filing of a petition under the federal Bankruptcy Code or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

              (k) The information contained in the Lease Schedule attached hereto as EXHIBIT B is true, correct and complete in all material respects.

              (l) To Seller's knowledge, no Tenant has indicated to Seller in writing its intent to terminate its Lease prior to expiration of the term of the Lease.

              (m) No brokerage or similar fee is due or unpaid by Seller with respect to the Leases. No brokerage or similar fee shall be due or payable after the Closing in connection with the Leases, including, without limitation, as a result of the exercise of, without limitation, any renewal, extension or expansion options arising under the Leases.

              (n) As used herein, "to Seller's knowledge" shall refer only to the actual knowledge of the Designated Employees (as hereinafter defined) of (i) Lend Lease Real Estate Investments, Inc. ("Lend Lease"), and (ii) Compass Management and Leasing, Inc. ("Compass"), the property manager, respectively, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of either of them, or to any other officer, agent, manager, representative or employee of Seller or Lend Lease or Compass or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to the following persons: (A) Keith A. Fink, who is the Lend Lease asset manager and (B) Karl Saarni, who is the individual at Compass responsible for the management of the Property.

       11.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to and covenants with Seller as follows:

              (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified in the State of California; this Agreement and all documents executed by Purchaser which are to be delivered to Seller at the Closing are and at the time of Closing will be duly authorized, executed and delivered by Purchaser, are and at the time of Closing will be legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, and do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Purchaser or the Property is subject.

              (b) Purchaser is not, and at Closing will not be, acquiring the Property with the assets of an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to ERISA.

                                  ARTICLE XII

                                 INDEMNIFICATION

       12.1   Indemnification.

              (a) Each party hereby agrees to indemnify the other party and defend and hold it harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees, resulting from any misrepresentation or breach of warranty or breach of covenant made by such party in this Agreement or in any document, certificate, or exhibit given or delivered to the other pursuant to or in connection with this Agreement.

              (b) Seller agrees to indemnify Purchaser and defend and hold Purchaser harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees, asserted against, incurred or suffered by Purchaser resulting from any personal injury or property damage occurring in, on or about the Property or relating thereto before the Closing Date, from any cause whatsoever other than as a consequence of the acts or omissions of Purchaser, its agents, employees or contractors.

              (c) Purchaser agrees to indemnify Seller and defend and hold Seller harmless from any claims, losses, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees, asserted against, incurred or suffered by Seller resulting from any personal injury or property damage occurring in, on or about the Property or relating thereto after the Closing Date, from any cause whatsoever other than as a consequence of the acts or omissions of Seller, its agents, employees or contractors.

              (d) The indemnification provisions of this Section 12.1 shall survive beyond the Closing, or, if the Closing does not occur pursuant to this Agreement, beyond any termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

                               SELLER:

                               EML ASSOCIATES,
                               a New York general partnership

                               By:      ML/EQ REAL ESTATE PORTFOLIO,
                                        LP, a Delaware limited partnership,
                                        Managing Venturer

                               By:      EREIM MANAGERS CORP.,
                                        a Delaware corporation,
                                        Managing General Partner

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------



                               PURCHASER:

                               SPP REAL ESTATE (USA), INC.
                               a Delaware corporation

                               By:  AMB Property Corporation,
                                    a Delaware corporation

                               Its: Authorized Agent

                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

                                    EXHIBIT B

                                 LEASE SCHEDULE

  Tenant             Location         Lease         Date of          Security
  ------             --------        Documents      Document         Deposit
                                     ---------      --------         -------

                                    EXHIBIT C

                          OPERATING AGREEMENTS SCHEDULE

                                      None.

                                    EXHIBIT D

                              TENANT ESTOPPEL FORM

                                    EXHIBIT E

                     SELLER ENVIRONMENTAL ASSESSMENT REPORTS

                               FIRST AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT


         THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is entered into as of October __, 1998 (the "Effective Date") by and between EML ASSOCIATES, a New York general partnership (the "Seller") and SPP REAL ESTATE
(USA), INC., a Delaware corporation (the "Purchaser").

         WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of September 28, 1998 (the "Agreement") for the purchase and sale of certain properties commonly known as 1200 Whipple Road, Union City, California and 1345 Doolittle Drive, San Leandro, California, as more particularly described therein;

         WHEREAS, Seller and Purchaser desire to amend certain terms and conditions of the Agreement;

         WHEREAS, capitalized terms used in this Amendment and not otherwise defined shall have the same respective meanings herein as in the Agreement;

         NOW, THEREFORE, for the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Section 3.1 of the Agreement is hereby amended by deleting the date "October 26, 1998", and substituting the date "November 9, 1998" therefor.

         2. Section 4.1 of the Agreement is hereby amended by deleting the date "November 10, 1998" and substituting the date "November 17, 1998" therefor.

         3. Except as expressly set forth in this Amendment, the Agreement is not otherwise amended, and shall remain in full force and effect.

         4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed to be one agreement.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, Purchaser and Seller have executed this Amendment effective as of the date set forth above.

                                    SELLER:

                                    EML ASSOCIATES,
                                    a New York general partnership

                                    By:   ML/EQ REAL ESTATE PORTFOLIO,
                                          LP, a Delaware limited
                                          partnership,
                                          Managing Venturer

                                    By:   EREIM MANAGERS CORP.,
                                          a Delaware corporation,
                                          Managing General Partner

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------


                                    PURCHASER:

                                    SPP REAL ESTATE (USA), INC.
                                    a Delaware corporation

                                    By:   AMB Property Corporation,
                                          a Delaware corporation

                                    Its:  Authorized Agent

                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------

                                November 9, 1998


via Facsimile


EML Associates
c/o Lend Lease Real Estate Investments, Inc.
One Front Street, Suite 1100
San Francisco, California 94104
Attention: Mr. Keith A. Fink

          Re:  Purchase and Sale Agreement/East Bay Portfolio


Dear Keith:

         Confirming our conversations, pursuant to that certain Purchase and Sale Agreement dated September 28, 1998 between SPP Real Estate (USA) Inc., a Delaware corporation ("Purchaser") and EML Associates, a New York general partnership ("Seller"), as amended by that certain First Amendment to Purchase Agreement dated October 13, 1998 (collectively, the "Agreement"), Purchaser and Seller hereby agree as follows:

         1. Section 4.1 of the Agreement is hereby amended by deleting the date "November 17, 1998" and substituting the date "November 24, 1998" therefor.

         2. Section 1.4 of the Agreement is hereby amended by deleting "Twenty-Six Million Nine Hundred Twenty-Five Thousand Dollars ($26,925,000) and substituting "Twenty-Six Million Five Hundred Twelve Thousand Three Hundred Seventy-Five Dollars ($26,512,375)" therefor.

         3. Section 1.5(a) of the Agreement is hereby amended by deleting the reference to "two (2) business days" and substituting the reference to "three
(3) business days" therefor.

         4. Section 4.4(b)(x) of the Agreement is hereby amended by deleting the references to (i) "$15,000,000" and substituting "$14,773,000" therefor and
(ii) "$11,925,000" and substituting "$11,739,375" therefor.

         5. Subject to the terms and conditions contained in this letter agreement, and without waiving or limiting Purchaser's rights pursuant to the other terms and conditions of the Agreement, including but not limited to not limited to, receipt of tenant estoppels satisfactory to

EML Associates
November 9, 1998
Page Two


Purchaser (substantially in the form of Exhibit D to the Agreement, as modified to address specific concerns arising as a result of Purchaser's review of the Leases), Purchaser waives its right to terminate the Agreement pursuant to
Article III thereof.

         Please reconfirm Seller's agreement to the terms of this letter agreement by executing a copy hereof and return the original via overnight courier and a copy via facsimile to me and a copy via facsimile to Pamela Bennett.

         Except as modified hereby, the Agreement shall remain in full force and effect. All capitalized terms used herein which have defined meanings in the Agreement shall have the same defined meanings herein. This letter agreement may be executed in counterparts.

         We sincerely appreciate your cooperation in this matter.

                                      Very truly yours,


                                      SPP REAL ESTATE (USA) INC.

                                      By: AMB Property Corporation,
                                          a Delaware corporation

                                      Its: Authorized Agent

                                           By: TYLER W. HIGGINS
                                              ----------------------------------
                                              Tyler W. Higgins
                                              Vice President



cc:  Frederick D. Minnes, Esq.
     Pamela H. Bennett, Esq.



We agree to the terms and conditions of this letter.

EML ASSOCIATES,
a New York general partnership

By: /s/
   ---------------------------